EXHIBIT 99.1

Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2013 Results
Revenues $6.2 billion
GAAP EPS $0.90, Non-GAAP EPS $1.03

- Record Quarterly Revenues; Raising Fiscal 2013 EPS Guidance -

SAN DIEGO - July 24, 2013 - Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the third quarter of fiscal 2013 ended June 30, 2013.

“We delivered another strong quarter as our Qualcomm Snapdragon solutions were prominent in a broad set of flagship smartphones, and 3G/4G device average selling prices were stronger than expected. We also focused on return of capital to stockholders and increased our stock repurchases and dividends paid during the quarter,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm.  “This quarter, we continued our technology leadership, with our Snapdragon 800 processor powering the world’s first LTE-Advanced smartphone. We see expanding opportunities for growth of 3G/4G devices around the globe, driven by the strong pace of innovation in the industry.”

Third Quarter Results (GAAP)*

•	Revenues: [1] $6.24 billion, up 35 percent year-over-year (y-o-y) and 2 percent sequentially.

•	Operating income: [1] $1.68 billion, up 21 percent y-o-y and down 11 percent sequentially.

•	Net income: [2] $1.58 billion, up 31 percent y-o-y and down 15 percent sequentially.

•	Diluted earnings per share: [2] $0.90, up 30 percent y-o-y and down 15 percent sequentially.

•	Effective tax rate: [1] 17 percent for the quarter.

•	Operating cash flow: $2.08 billion, up 125 percent y-o-y; 33 percent of revenues.

•	Return of capital to stockholders: $1.64 billion, including $1.04 billion through repurchases of 16.7 million shares of common stock and $604 million, or $0.35 per share, of cash dividends paid.

__________________________
1 Throughout this news release, fiscal 2012 results for FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests and, for fiscal 2012, discontinued operations), unless otherwise stated.
2 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 2 of 18

Non-GAAP Third Quarter Results*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items and tax items.

•	Revenues: $6.24 billion, up 35 percent y-o-y and 2 percent sequentially.

•	Operating income: $2.04 billion, up 18 percent y-o-y and down 9 percent sequentially.

•	Net income: $1.82 billion, up 23 percent y-o-y and down 12 percent sequentially.

•	Diluted earnings per share: $1.03, up 21 percent y-o-y and down 12 percent sequentially.

•	Effective tax rate: 18 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.85 billion, up 181 percent y-o-y; 30 percent of revenues.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included within this news release.

*The following should be considered in regards to the year-over-year and sequential comparisons: Third quarter fiscal 2013 GAAP and Non-GAAP results included a $158 million loss, or $0.06 per share, that resulted from an impairment charge on certain long-lived assets related to our QMT division.

Third Quarter Key Business Metrics

•	MSMTM chip shipments: 172 million units, up 22 percent y-o-y and down 1 percent sequentially.

•	March quarter total reported device sales: approximately $56.5 billion, up 18 percent y-o-y and down 8 percent sequentially.

◦	March quarter estimated 3G/4G device shipments: approximately 244 to 248 million units, at an estimated average selling price of approximately $227 to $233 per unit.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $30.4 billion at the end of the third quarter of fiscal 2013, compared to $26.5 billion a year ago and $30.5 billion at the end of the second quarter of fiscal 2013. On July 17, 2013, we announced a cash dividend of $0.35 per share payable on September 25, 2013 to stockholders of record as of September 4, 2013. During the third quarter of fiscal 2013, we repurchased and retired 16.7 million shares of common stock for $1.04 billion. Since June 30, 2013, we repurchased and retired an additional 8.4 million shares of common stock for $512 million.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 3 of 18

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
Third quarter fiscal 2013	$1,130	$1	$166	$1	$1,298
As % of revenues	18%				21%
Third quarter fiscal 2012	$832	$1	$141	$—	$974
As % of revenues	18%				21%
Year-over-year change ($)	36%	N/M	18%	N/M	33%
N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 36 percent y-o-y primarily due to an increase in costs to develop CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
Third quarter fiscal 2013	$505	$6	$96	$6	$613
As % of revenues	8%				10%
Third quarter fiscal 2012	$423	$10	$104	$7	$544
As % of revenues	9%				12%
Year-over-year change ($)	19%	N/M	(8%)	N/M	13%
N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 19 percent y-o-y primarily due to increases in employee-related expenses, selling and marketing expenses and professional fees, partially offset by a decrease in costs related to litigation and other legal matters.

Effective Income Tax Rates
Our fiscal 2013 annual effective income tax rates are estimated to be approximately 16 percent for GAAP and approximately 17 to 18 percent for Non-GAAP, consistent with our prior estimates.  The third quarter effective income tax rates were 17 percent for GAAP and 18 percent for Non-GAAP.

QSI Segment
QSI makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. GAAP results for the third quarter of fiscal 2013 included $0.02 earnings per share for QSI. In the third quarter of fiscal 2013, QSI deconsolidated the subsidiaries that hold the BWA spectrum in India.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 4 of 18

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 5 of 18

Qualcomm’s Business Outlook Summary

FOURTH FISCAL QUARTER
	Q4 FY12 Results		Current Guidance Q4 FY13 Estimates
Revenues	$4.87	B	$5.9B - $6.6B
Year-over-year change			increase 21% - 35%
Non-GAAP Diluted earnings per share (EPS)	$0.89		$1.02 - $1.10
Year-over-year change			increase 15% - 24%
Diluted EPS attributable to QSI	$0.01		$0.00
Diluted EPS attributable to share-based compensation	($0.13)		($0.13)
Diluted EPS attributable to acquisition-related items	($0.04)		($0.03)
Diluted EPS attributable to tax items	$0.01		N/A
GAAP Diluted EPS	$0.73		$0.86 - $0.94
Year-over-year change			increase 18% - 29%
Metrics
MSM chip shipments	141M		171M - 181M
Year-over-year change			increase 21% - 28%
Total reported device sales (1)	approx. $46.5B*		approx. $55.0B - $60.0B*
Year-over-year change			increase 18% - 29%
*Est. sales in June quarter, reported in September quarter

FISCAL YEAR
	FY 2012 Results (2)		Prior Guidance FY 2013 Estimates (3)	Current Guidance FY 2013 Estimates (3)
Revenues	$19.12	B	$24.0B - $25.0B	$24.3B - $25.0B
Year-over-year change			increase 26% - 31%	increase 27% - 31%
Non-GAAP Diluted earnings per share (EPS)	$3.71		$4.40 - $4.55	$4.48 - $4.56
Year-over-year change			increase 19% - 23%	increase 21% - 23%
Diluted EPS attributable to QSI	$0.40		$0.01	$0.04
Diluted EPS attributable to share-based compensation	($0.47)		($0.51)	($0.50)
Diluted EPS attributable to acquisition-related items	($0.14)		($0.16)	($0.16)
Diluted EPS attributable to tax items	$0.01		$0.04	$0.04
GAAP Diluted EPS	$3.51		$3.78 - $3.93	$3.90 - $3.98
Year-over-year change			increase 8% - 12%	increase 11% - 13%
Metrics
Est. fiscal year* CDMA-based device average selling price range (1)	approx. $216 - $222		approx. $216 - $224	approx. $223 - $229
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Calendar 2012 Estimates	Prior Guidance Calendar 2013 Estimates	Current Guidance Calendar 2013 Estimates
Est. 3G/4G device shipments
March quarter	approx. 206M - 211M	not provided	approx. 244M - 248M
June quarter	approx. 210M - 214M	not provided	not provided
September quarter	approx. 233M - 237M	not provided	not provided
December quarter	approx. 279M - 283M	not provided	not provided
Est. calendar year range (approx.)	928M - 945M	1,015M - 1,085M	1,015M - 1,085M
Est. calendar year midpoint (approx.) (4)	937M	1,050M	1,050M

(1)
Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information.  Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(2)
FY 2012 results for QSI and GAAP included $0.44 EPS related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations and was excluded from Non-GAAP results.

(3)
FY 2013 guidance for tax items includes $0.04 EPS related to a tax benefit that resulted from the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012, which was excluded from Non-GAAP results.

(4)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

N/A - Not Applicable
Sums may not equal totals due to rounding.

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Results of Business Segments
The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition-Related Items (2)	Tax Items	GAAP
Q3 - FISCAL 2013
Revenues	$4,222	$1,867	$158	($4)	$6,243	$—	$—	$—	$—	$6,243
Change from prior year	47%	17%	(1%)	N/M	35%					35%
Change from prior quarter	8%	(9%)	2%	N/M	2%					2%
Operating income (loss)					$2,035	($7)	($280)	($71)	$—	$1,677
Change from prior year					18%	36%	(6%)	(16%)		21%
Change from prior quarter					(9%)	(40%)	(4%)	14%		(11%)
EBT	$738	$1,633	($16)	($145)	$2,210	$51	($280)	($71)	$—	$1,910
Change from prior year	56%	16%	N/M	N/M	15%	N/M	(6%)	(16%)		21%
Change from prior quarter	8%	(9%)	N/M	N/M	(10%)	55%	(4%)	14%		(11%)
EBT as % of revenues	17%	87%	N/M	N/M	35%					31%
Net income (loss)					$1,823	$43	($222)	($64)	$—	$1,580
Change from prior year					23%	N/M	(6%)	(10%)	N/A	31%
Change from prior quarter					(12%)	19%	(1%)	20%	N/M	(15%)
Diluted EPS					$1.03	$0.02	($0.13)	($0.04)	$—	$0.90
Change from prior year					21%	N/M	(8%)	(33%)	N/A	30%
Change from prior quarter					(12%)	—%	(8%)	20%	N/M	(15%)
Diluted shares used					1,765	1,765	1,765	1,765	1,765	1,765
Q2 - FISCAL 2013
Revenues	$3,916	$2,057	$155	($4)	$6,124	$—	$—	$—	$—	$6,124
Operating income (loss)					2,233	(5)	(268)	(83)	$	1,877
EBT	$681	$1,803	$—	($30)	2,454	33	(268)	(83)	$	2,136
Net income (loss)					2,066	36	(220)	(80)	64	1,866
Diluted EPS					$1.17	$0.02	($0.12)	($0.05)	$0.04	$1.06
Diluted shares used					1,763	1,763	1,763	1,763	1,763	1,763
Q3 - FISCAL 2012
Revenues	$2,869	$1,593	$160	$4	$4,626	$—	$—	$—	$—	$4,626
Operating income (loss)					1,718	(11)	(264)	(61)	$	1,382
EBT	$472	$1,407	($6)	$49	1,922	(16)	(264)	(61)	$	1,581
Discontinued operations, net of tax					—	(3)	—	—	—	(3)
Net income (loss)					1,486	(11)	(210)	(58)	—	1,207
Diluted EPS					$0.85	($0.01)	($0.12)	($0.03)	$—	$0.69
Diluted shares used					1,758	1,758	1,758	1,758	1,758	1,758
Q4 - FISCAL 2012
Revenues	$3,129	$1,572	$161	$9	$4,871	$—	$—	$—	$—	$4,871
Operating income (loss)					1,612	(4)	(284)	(89)	$	1,235
EBT	$486	$1,370	($1)	$65	1,920	(21)	(284)	(89)	$	1,526
Discontinued operations, net of tax					—	23	—	—	—	23
Net income (loss)					1,547	14	(222)	(78)	10	1,271
Diluted EPS					$0.89	$0.01	($0.13)	($0.04)	$0.01	$0.73
Diluted shares used					1,745	1,745	1,745	1,745	1,745	1,745

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SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition-Related Items (2)	Tax Items	GAAP
9 MONTHS - FISCAL 2013
Revenues	$12,258	$5,680	$459	($12)	$18,385	$—	$—	$—	$—	$18,385
Change from prior year	36%	19%	(3%)	N/M	29%					29%
Operating income (loss)					$6,716	($20)	($829)	($225)	$—	$5,642
Change from prior year					22%	82%	(10%)	(26%)		27%
EBT	$2,487	$4,968	($20)	($75)	$7,360	$66	($829)	($225)	$—	$6,372
Change from prior year	37%	18%	(33%)	N/M	20%	N/M	(10%)	(26%)		27%
EBT as % of revenues	20%	87%	N/M	N/M	40%					35%
Net income (loss)					$6,094	$67	($661)	($212)	$64	$5,352
Change from prior year					24%	(90%)	(12%)	(28%)	N/M	11%
Diluted EPS					$3.46	$0.04	($0.38)	($0.12)	$0.04	$3.04
Change from prior year					22%	(90%)	(12%)	(33%)	N/M	9%
Diluted shares used					1,760	1,760	1,760	1,760	1,760	1,760
9 MONTHS - FISCAL 2012
Revenues	$9,012	$4,755	$471	$13	$14,251	$—	$—	$—	$—	$14,251
Operating income (loss)					5,489	(112)	(751)	(178)	—	4,448
EBT	$1,810	$4,215	($15)	$105	6,115	(149)	(751)	(178)	—	5,037
Discontinued operations, net of tax					—	754	(1)	—	—	753
Net income (loss)					4,917	675	(589)	(165)	—	4,838
Diluted EPS					$2.83	$0.39	($0.34)	($0.09)	$—	$2.78
Diluted shares used					1,740	1,740	1,740	1,740	1,740	1,740
12 MONTHS - FISCAL 2012
Revenues	$12,141	$6,327	$633	$20	$19,121	$—	$—	$—	$—	$19,121
Operating income (loss)					7,100	(116)	(1,035)	(267)	—	5,682
EBT	$2,296	$5,585	($15)	$168	8,034	(170)	(1,035)	(267)	—	6,562
Discontinued operations, net of tax					—	777	(1)	—	—	776
Net income (loss)					6,463	690	(811)	(243)	10	6,109
Diluted EPS					$3.71	$0.40	($0.47)	($0.14)	$0.01	$3.51
Diluted shares used					1,741	1,741	1,741	1,741	1,741	1,741

(1)
Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

(2)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

N/M - Not Meaningful
N/A - Not Applicable
Sums may not equal totals due to rounding.

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Conference Call
Qualcomm’s third quarter fiscal 2013 earnings conference call will be broadcast live on July 24, 2013, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. Callers should use reservation number 15022636.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies), QTL (Qualcomm Technology Licensing) and QWI (Qualcomm Wireless & Internet) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 9 of 18

transparency to investors with respect to its use of such information in financial and operational decision-making.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items and tax items.

•
QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units and stock options. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•
Acquisition-related items relate to amortization and impairment of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, starting with acquisitions completed in the fourth quarter of fiscal 2012, the Company began excluding expenses related to the termination of contracts that limit the use of the acquired intellectual property. These acquisition-related items are excluded and are not allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

•
Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value.  In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 10 of 18

About Qualcomm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm's engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding the expanding opportunities for growth of 3G/4G devices around the globe driven by the strong pace of innovation in the industry; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, effective income tax rates, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipments, ranges and midpoints. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of our technologies and our customers’ and licensees’ sales of equipment, products and services based on these technologies; competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings and actions of governmental or quasi-governmental bodies; our dependence on third-party suppliers, including the potential impact of supply constraints; the enforcement and protection of our intellectual property rights; claims by third parties that we infringe their intellectual property; global economic conditions that impact the communications industry and the potential impact on demand for our products and our customers’ and licensees’ products; our stock price and earnings volatility; strategic transactions and investments; the commercial success of our QMT division’s display technology; foreign currency fluctuations; and failures, defects or errors in our products and services or in the products of our customers and licensees. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Quarterly Report on Form 10-Q for the third quarter ended June 30, 2013 filed with the SEC. Our reports filed with the SEC are available on

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our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 12 of 18

Qualcomm Incorporated
Supplemental Information for the Three Months Ended June 30, 2013
(Unaudited)

	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition-Related Items (a)	GAAP Results
($ in millions, except per share data)
Cost of equipment and services revenues	$2,415		$—		$18	$64	$2,497
R&D	1,130		1		166	1	1,298
SG&A	505		6		96	6	613
Other operating expenses	158	(b)	—		—	—	158
Operating income (loss)	2,035		(7)		(280)	(71)	1,677
Investment income, net	$175	(c)	$58	(d)	$—	$—	$233
Tax rate	18%		20%		21%	10%	17%
Net income (loss)	$1,823		$43		$(222)	$(64)	$1,580
Diluted earnings (loss) per share (EPS)	$1.03		$0.02		$(0.13)	$(0.04)	$0.90
Operating cash flow	$2,157		$(5)		$(75)	$—	$2,077
Operating cash flow as % of revenues	35%		N/A		N/A	N/A	33%
Free cash flow (e)	$1,850		$(12)		$(75)	$—	$1,763
Free cash flow as % of revenues	30%		N/A		N/A	N/A	28%

(a)	Included amortization and impairment of certain intangible assets and the recognition of the step-up of inventories to fair value.

(b)	Included a $158 million loss, or $0.06 per share, that resulted from an impairment charge on certain long-lived assets related to our QMT division.

(c)
Included $179 million in interest and dividend income, $15 million in net realized gains on investments and $5 million in net gains on derivatives, partially offset by $22 million in other-than-temporary losses on investments, $1 million in losses on deconsolidation of subsidiaries and $1 million in interest expense.

(d)
Included $45 million in net realized gains on investments, $22 million in gains on deconsolidation of subsidiaries and $3 million in interest and dividend income, partially offset by $6 million in interest expense, $5 million in other-than-temporary losses on investments and $1 million in equity in net losses of investees.

(e)
Free cash flow is defined as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended June 30, 2013 included herein.

N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 13 of 18

Qualcomm Incorporated
Supplemental Information for the Nine Months Ended June 30, 2013
(Unaudited)

	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition-Related Items (a)	Tax Items (b)	GAAP Results
($ in millions, except per share data)
Cost of equipment and services revenues	$6,848		$—		$55	$203	$—	$7,106
R&D	3,135		3		478	2	—	3,618
SG&A	1,528		17		296	20	—	1,861
Other operating expenses	158	(c)	—		—	—		158
Operating income (loss)	6,716		(20)		(829)	(225)	—	5,642
Investment income, net	$644	(d)	$86	(e)	$—	$—	$—	$730
Tax rate	17%		9%		20%	6%	N/A	16%
Net income (loss)	$6,094		$67		$(661)	$(212)	$64	$5,352
Diluted earnings (loss) per share (EPS)	$3.46		$0.04		$(0.38)	$(0.12)	$0.04	$3.04
Operating cash flow	$6,469		$(23)		$(178)	$—	$—	$6,268
Operating cash flow as % of revenues	35%		N/A		N/A	N/A	N/A	34%
Free cash flow (f)	$5,696		$(58)		$(178)	$—	$—	$5,460
Free cash flow as % of revenues	31%		N/A		N/A	N/A	N/A	30%

(a)	Included amortization and impairment of certain intangible assets, expense associated with the termination of a contract and the recognition of the step-up of inventories to fair value.

(b)	Included a $64 million tax benefit as a result of the retroactive reinstatement of the federal R&D tax credit related to fiscal 2012.

(c)	Included a $158 million loss, or $0.06 per share, that resulted from an impairment charge on certain long-lived assets related to our QMT division.

(d)
Included $521 million in interest and dividend income, $147 million in net realized gains on investments and $17 million in net gains on derivatives, partially offset by $36 million in other-than-temporary losses on investments, $4 million in interest expense and $1 million in losses on deconsolidation of subsidiaries.

(e)
Included $92 million in net realized gains on investments, $22 million in gains on deconsolidation of subsidiaries and $8 million in interest and dividend income, partially offset by $18 million in interest expense, $13 million in other-than-temporary losses on investments and $5 million in equity in net losses of investees.

(f)
Free cash flow is defined as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the nine months ended June 30, 2013 included herein.

N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 14 of 18

Qualcomm Incorporated
Reconciliation of Non-GAAP Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and Other Supplemental Disclosures
(In millions)
(Unaudited)

	Three Months Ended June 30, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$2,157	$(5)	$(75)	(a)	$2,077
Less: capital expenditures	(307)	(7)	—		(314)
Free cash flow	$1,850	$(12)	$(75)		$1,763

Revenues	$6,243	$—	$—		$6,243
Free cash flow as % of revenues	30%	N/A	N/A		28%

	Nine Months Ended June 30, 2013
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$6,469	$(23)	$(178)	(a)	$6,268
Less: capital expenditures	(773)	(35)	—		(808)
Free cash flow	$5,696	$(58)	$(178)		$5,460

Revenues	$18,385	$—	$—		$18,385
Free cash flow as % of revenues	31%	N/A	N/A		30%

	Three Months Ended June 24, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$972	$(21)	$(29)	(a)	$922
Less: capital expenditures	(314)	(85)	—		(399)
Free cash flow	$658	$(106)	$(29)		$523

	Nine Months Ended June 24, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$4,906	$(190)	$(127)	(a)	$4,589
Less: capital expenditures	(949)	(85)	—		(1,034)
Free cash flow	$3,957	$(275)	$(127)		$3,555

(a)	Incremental tax benefits from share-based compensation during the period.

N/A - Not Applicable

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 15 of 18

Qualcomm Incorporated
Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)
(In millions)
(Unaudited)

	Three Months Ended June 30, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition-Related Items	Tax Items	GAAP Results
Income (loss) from continuing operations before income taxes	$2,210	$51	$(280)	$(71)	$—	$1,910
Income tax (expense) benefit	(387)	(10)	58	7	—	(332)
Income (loss) from continuing operations	$1,823	$41	$(222)	$(64)	$—	$1,578

Tax rate	18%	20%	21%	10%	N/A	17%

	Nine Months Ended June 30, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition-Related Items	Tax Items (b)	GAAP Results
Income (loss) from continuing operations before income taxes	$7,360	$66	$(829)	$(225)	$—	$6,372
Income tax (expense) benefit	(1,267)	(6)	168	13	64	(1,028)
Income (loss) from continuing operations	$6,093	$60	$(661)	$(212)	$64	$5,344

Tax rate	17%	9%	20%	6%	N/A	16%

(a)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

(b)	During the second quarter of fiscal 2013, we recorded a tax benefit of $64 million related to fiscal 2012 due to the retroactive reinstatement of the federal R&D tax credit.

Sums may not equal totals due to rounding.

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 16 of 18

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	June 30, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$2,533	$3,807
Marketable securities	8,928	8,567
Accounts receivable, net	1,949	1,459
Inventories	1,727	1,030
Deferred tax assets	329	309
Other current assets	506	473
Total current assets	15,972	15,645
Marketable securities	18,941	14,463
Deferred tax assets	1,446	1,412
Assets held for sale	—	1,109
Property, plant and equipment, net	2,974	2,851
Goodwill	3,995	3,917
Other intangible assets, net	2,690	2,938
Other assets	791	677
Total assets	$46,809	$43,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,850	$1,298
Payroll and other benefits related liabilities	713	664
Unearned revenues	482	545
Liabilities held for sale	—	1,072
Other current liabilities	1,983	1,723
Total current liabilities	5,028	5,302
Unearned revenues	3,679	3,739
Other liabilities	519	426
Total liabilities	9,226	9,467

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,722 and 1,706 shares issued and outstanding, respectively	—	—
Paid-in capital	12,316	11,956
Retained earnings	24,564	20,701
Accumulated other comprehensive income	698	866
Total Qualcomm stockholders’ equity	37,578	33,523
Noncontrolling interests	5	22
Total stockholders’ equity	37,583	33,545
Total liabilities and stockholders’ equity	$46,809	$43,012

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 17 of 18

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2013	June 24, 2012	June 30, 2013	June 24, 2012
Revenues:
Equipment and services	$4,286	$2,948	$12,474	$9,253
Licensing	1,957	1,678	5,911	4,998
Total revenues	6,243	4,626	18,385	14,251

Operating expenses:
Cost of equipment and services revenues	2,497	1,719	7,106	5,255
Research and development	1,298	974	3,618	2,801
Selling, general and administrative	613	544	1,861	1,643
Other	158	7	158	104
Total operating expenses	4,566	3,244	12,743	9,803

Operating income	1,677	1,382	5,642	4,448

Investment income, net	233	199	730	589
Income from continuing operations before income taxes	1,910	1,581	6,372	5,037
Income tax expense	(332)	(375)	(1,028)	(993)
Income from continuing operations	1,578	1,206	5,344	4,044
Discontinued operations, net of income taxes	—	(3)	—	753
Net income	1,578	1,203	5,344	4,797
Net loss attributable to noncontrolling interests	2	4	8	41
Net income attributable to Qualcomm	$1,580	$1,207	$5,352	$4,838

Basic earnings per share attributable to Qualcomm:
Continuing operations	$0.91	$0.70	$3.11	$2.40
Discontinued operations	—	—	—	0.45
Net income	$0.91	$0.70	$3.11	$2.85
Diluted earnings per share attributable to Qualcomm:
Continuing operations	$0.90	$0.69	$3.04	$2.35
Discontinued operations	—	—	—	0.43
Net income	$0.90	$0.69	$3.04	$2.78
Shares used in per share calculations:
Basic	1,727	1,715	1,720	1,699
Diluted	1,765	1,758	1,760	1,740

Dividends per share announced	$0.35	$0.25	$0.85	$0.68

Qualcomm Announces Third Quarter of Fiscal 2013 Results                     Page 18 of 18

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2013	June 24, 2012	June 30, 2013	June 24, 2012
Operating Activities:
Net income	$1,578	$1,203	$5,344	$4,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	255	221	744	640
Gain on sale of wireless spectrum	—	—	—	(1,179)
Revenues related to non-monetary exchanges	(31)	(31)	(93)	(92)
Income tax provision in excess of (less than) income tax payments	59	(261)	220	239
Non-cash portion of share-based compensation expense	281	264	831	752
Incremental tax benefits from share-based compensation	(75)	(29)	(178)	(127)
Net realized gains on marketable securities and other investments	(60)	(70)	(239)	(214)
Other items, net	195	38	274	26
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(21)	(54)	(445)	(249)
Inventories	(245)	(32)	(699)	(53)
Other assets	90	(21)	(111)	(31)
Trade accounts payable	221	(90)	598	197
Payroll, benefits and other liabilities	(151)	(151)	52	(412)
Unearned revenues	(19)	(65)	(30)	295
Net cash provided by operating activities	2,077	922	6,268	4,589
Investing Activities:
Capital expenditures	(314)	(399)	(808)	(1,034)
Purchases of available-for-sale securities	(4,663)	(4,768)	(12,112)	(11,804)
Proceeds from sales of available-for-sale securities	2,805	2,231	7,337	5,774
Purchases of trading securities	(862)	(641)	(2,658)	(2,280)
Proceeds from sales of trading securities	767	646	2,365	1,297
Proceeds from sale of wireless spectrum	—	—	—	1,925
Acquisitions and other investments, net of cash acquired	(47)	(348)	(179)	(677)
Other items, net	(2)	(23)	68	(76)
Net cash used by investing activities	(2,316)	(3,302)	(5,987)	(6,875)
Financing Activities:
Borrowing under loans and debentures	534	478	534	710
Repayment of loans and debentures	(492)	(440)	(492)	(591)
Proceeds from issuance of common stock	217	223	964	1,358
Incremental tax benefits from share-based compensation	75	29	178	127
Repurchases and retirements of common stock	(1,039)	(373)	(1,289)	(472)
Dividends paid	(604)	(429)	(1,463)	(1,158)
Change in obligation under securities lending	27	242	27	203
Other items, net	10	83	8	83
Net cash (used) provided by financing activities	(1,272)	(187)	(1,533)	260
Changes in cash and cash equivalents held for sale	(46)	—	(15)	—
Effect of exchange rate changes on cash	(3)	(19)	(7)	(24)
Net decrease in cash and cash equivalents	(1,560)	(2,586)	(1,274)	(2,050)
Cash and cash equivalents at beginning of year	4,093	5,998	3,807	5,462
Cash and cash equivalents at end of year	$2,533	$3,412	$2,533	$3,412